Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	stephen.virostek@diebold.com

FOR IMMEDIATE RELEASE:
Feb. 11, 2016

DIEBOLD REPORTS 2015 FOURTH QUARTER, FULL-YEAR FINANCIAL RESULTS
North America electronic security reported as discontinued operations

•	Q4 GAAP EPS attributable to Diebold was $0.54, or $0.78 per share on a non-GAAP basis

•	Full-year GAAP EPS attributable to Diebold was $1.17, or $1.88 on a non-GAAP basis

•	Gross margin for the fourth quarter 2015 increased 120 basis points to 28.7% from the prior-year period, up 190 basis points on a non-GAAP basis

•	Company introduces revenue and earnings outlook for 2016

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported its fourth quarter and full-year 2015 financial results.

“We continued our transformation to a services-led, software-enabled company in 2015,” said Andy W. Mattes, Diebold president and chief executive officer. “Our services business had a strong year, growing revenue four percent in constant currency with solid contributions from managed and multi-vendor services. We also delivered another year of meaningful service gross margin improvement - driving expansion in total company gross margin.
“To address macroeconomic challenges we took several decisive actions, including forming a new joint venture with Inspur in China, reorganizing the Brazil operation and reducing global operating costs to help preserve profitability. From a free cash flow perspective, the company's performance fell well short of our expectations. However, we have plans in place to recover in 2016.”
Mattes continued, “We made several strategic decisions to reshape our portfolio -- namely the divestiture of our North America electronic security business and the successful acquisition and integration of Phoenix Interactive Design. We are making good progress on the pending business combination with Wincor Nixdorf, as the takeover offer is underway and the regulatory approval process is moving forward.
"2016 looks to be an exciting year for Diebold as we are creating a runway for future growth while driving our industry's transformation through collaborative innovation,” Mattes concluded.

Fourth Quarter Operational Highlights

•	Won a contract with a top-three U.S. bank for more than 1,500 full-function Diebold series ATMs, supporting its branch transformation efforts.

•	Signed a product and services agreement with Barclays in the United Kingdom to modernize its fleet with new Diebold ATMs.

•	Entered into an agreement with Unicredit to deploy 400 recycling units and 700 cash dispensers over the next three years across Europe.

•	Partnered with the largest bank in Singapore to help drive financial inclusion by delivering the first ATMs in the country capable of providing services to visually impaired consumers.

•	Received an order from Davivienda for 300 new ATMs and an accompanying integrated services contract for branch locations in El Salvador, Honduras and Costa Rica.

•	Made inroads by closing our first three software contracts for Phoenix solutions in the U.S. regional bank space.

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Financial Results of Operations
On Feb. 1, 2016, the company completed the divestiture of its North America electronic security business to Securitas AB for an aggregate purchase price of approximately $350.0 million in cash, 10.0% of which is contingent on the successful transition of certain customer relationships. We have completed the transition of customers and expect to receive the full payment of $35 million in the first quarter of 2016. The company has also agreed to provide certain transition services to Securitas AB after the closing, including a $6.0 million credit for such services. As a result, North America electronic security financial results are reported as discontinued operations.

Revenue
Total revenue for the fourth quarter 2015 was $615.4 million, a decrease of $163.2 million or 21.0% from the prior-year period, and a decrease of 13.1% in constant currency. The currency impact was mainly driven by a weakening of the Brazil real and the euro. The total revenue decrease in constant currency was driven primarily by lower volume in the Brazil other business, as well as decreases in China and North America, partially offset by growth in service revenue.

Financial self-service revenue decreased 15.2%, or 7.6% in constant currency. The decrease in financial self-service revenue occurred primarily in North America, where timing of large deposit automation projects created a difficult comparison to the prior-year period. In addition, China and Brazil had lower volume compared with the prior-year period due to the difficult market and economic environment in those countries. Security revenue decreased 20.0%, or 18.5% in constant currency, primarily driven by the completion of a large security project in Latin America in the prior-year period.

Gross Margin
Total gross margin for the fourth quarter 2015 was 28.7%, an increase of 120 basis points from the fourth quarter 2014. This improvement was driven by an increase in service margin of 230 basis points and partially offset by a 270 basis point decline in product margin. The company increased its service margin as it continues to gain scale in the business and grow the mix of higher-value services. The product margin decrease was primarily due to lower volume in the Brazil other business and revenue mix. The prior-year quarter benefited from certain contractual provisions in Venezuela.

Operating Margin
Total operating expenses were $146.4 million, or 23.8% of revenue, for the fourth quarter 2015, compared with $164.7 million, or 21.2% of revenue, in the fourth quarter 2014. Operating expenses in the fourth quarter 2015 included restructuring and non-routine charges of $25.7 million, consisting primarily of severance costs, fees related to divestitures and potential acquisitions, and legal, indemnification and professional fees related to the corporate monitor efforts. The fourth quarter 2014 included restructuring charges of $4.4 million and non-routine expense of $3.0 million.

Operating profit of $30.2 million, or 4.9% of revenue, was realized in the fourth quarter 2015, compared with operating profit of $49.3 million, or 6.3% of revenue, in the fourth quarter 2014. Non-GAAP operating profit in the fourth quarter 2015 was $55.7 million, or 9.1% of revenue, compared with $51.5 million, or 6.6% of revenue, in the fourth quarter 2014.

Income Tax
The effective tax rate benefit for the three months ended December 31, 2015 was 9.1%, attributable to the passage of extenders legislation allowing for the recognition of a greater amount of foreign tax credits, compared with an expense of 31.1% for the same period of 2014.

Income from Discontinued Operations, Net of Tax
Income from discontinued operations, net of tax was $2.6 million in the fourth quarter 2015 and $2.8 million in the comparable period in 2014. The operating results for the electronic security business were previously included in the company's North America segment and have been reclassified to discontinued operations for all of the periods presented. Additionally, the assets and liabilities of this business are classified as held for sale in the company's condensed consolidated balance sheets for all of the periods presented.

Net Income / (Loss) Attributable to Diebold
Net income attributable to Diebold was $35.7 million, or 5.8% of revenue, in the fourth quarter 2015, compared with net income attributable to Diebold of $30.0 million, or 3.9% of revenue, in the fourth quarter 2014.

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Balance Sheet, Cash Flow
The company's net debt was $291.6 million at December 31, 2015, an increase of $249.0 million from December 31, 2014. Free cash flow in the fourth quarter 2015 was $144.9 million, a decrease of $124.8 million from the fourth quarter 2014.

Net debt and free cash flow were impacted by higher working capital related to the ERP conversion in North America, which impacted invoicing and the corresponding timing of cash collections. Additionally, the company increased service inventory parts commensurate with multi-vendor service wins and reported lower deferred revenue in Asia Pacific and North America. Net debt was also impacted by the acquisition of Phoenix and the impact of foreign currency. The company's net debt to capital ratio was 27.5% at December 31, 2015, and 4.1% at December 31, 2014.

Full-year 2016 Outlook (continuing operations)
The company's 2016 outlook excludes the recently divested North America electronic security business, assumes the successful completion of the planned China joint venture and does not include any effect from the pending business combination with Wincor Nixdorf.

The company expects full-year 2016 revenue to be relatively flat on an as-reported basis, or up 2% to 4% in constant currency, with earnings per share of approximately $1.55 to $1.70 on a non-GAAP basis. The company expects a non-GAAP effective tax rate of approximately 28% for the full year. Restructuring charges and non-routine expense include M&A and legal fees.

Current Guidance
Total Revenue	Relatively flat (up 2% to 4% in constant currency)
2016 EPS (GAAP)	$1.15 - $1.35
Restructuring charges & non-routine expense	$0.40 - $0.35
Total EPS (non-GAAP measure)	$1.55 - $1.70

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.diebold.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold
Diebold, Incorporated (NYSE: DBD) provides the technology, software and services that connect people around the world with their money - bridging the physical and digital worlds of cash conveniently, securely and efficiently. Since its founding in 1859, Diebold has evolved to become a leading provider of exceptional self-service innovation, security and services to financial, commercial, retail and other markets.

Diebold has approximately 15,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are

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specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. Effective January 1, 2015, the company made a change to the method used to calculate its quarterly non-GAAP effective tax rate to allocate the tax effect of its discrete tax items ratably throughout the year. This change does not have an impact on the annual non-GAAP effective tax rate treatment, and would not have materially impacted previously reported quarterly non-GAAP tax rates. For more information, please refer to the section, "Notes for Non-GAAP Measures".

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS
In connection with the proposed business combination transaction with Wincor Nixdorf, Diebold has filed a Registration Statement on Form S-4 with the SEC that includes a prospectus of Diebold to be used in connection with the offer by Diebold to acquire all outstanding Wincor Nixdorf shares.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROSPECTUS AND THE OFFER DOCUMENT, AS WELL AS OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC OR BAFIN OR PUBLISHED AT DIEBOLD’S WEBSITE AT WWW.DIEBOLD.COM UNDER THE INVESTOR RELATIONS SECTION, REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION AND THE OFFER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus, an English translation of the offer document, and other related documents filed by Diebold with the SEC on the SEC’s website at www.sec.gov. The prospectus, an English translation of the offer document and other documents relating thereto may also be obtained for free by accessing Diebold’s website at www.diebold.com under the Investor Relations section. You may obtain a free copy of the offer document on BaFin’s website at www.bafin.de. Further you may obtain a copy of the offer document free of charge from Deutsche Bank Aktiengesellschaft, by writing to Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, by e-mail to dct.tender‑offers@db.com or by telefax to +49 69 910 38794.

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Wincor Nixdorf or Diebold. Final terms and further provisions regarding the public offer are disclosed in the offer document and in documents filed or that will be filed with the SEC. Investors and holders of Wincor Nixdorf shares, or of such instruments conferring a right to directly or indirectly acquire Wincor Nixdorf shares, are strongly encouraged to read the offer document and all documents in connection with the public offer as soon as they are published because these documents contain or will contain important information.

No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations, including the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz) and the German Securities Prospectus Act (Wertpapierprospektgesetz). Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer would not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the company's ability to successfully consummate the purchase of Wincor Nixdorf, including obtaining the necessary financing and satisfying closing conditions, and the effects of such a transaction on the business and financial conditions of Diebold or Wincor Nixdorf; the success of the company's strategic business alliance with Securitas AB; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations, including the company's ability to successfully integrate Phoenix Interactive Design and realize the benefits of the acquisition; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014, the Registration Statement on Form S-4 filed in connection with the proposed business combination with Wincor Nixdorf and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fourth Quarter Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	Q4 2015	Q4 2014
Financial self-service
Services	$306.7	$318.5	(3.7)%	3.6%
Products	234.5	319.4	(26.6)%	(19.1)%
Total financial self-service	541.2	637.9	(15.2)%	(7.6)%
Security
Services	51.6	55.7	(7.4)%	(5.0)%
Products	22.0	36.3	(39.4)%	(38.9)%
Total security	73.6	92.0	(20.0)%	(18.5)%
Total financial self-service and security	614.8	729.9	(15.8)%	(9.1)%
Brazil other	0.6	48.7	(98.8)%	(98.1)%
Total revenue	$615.4	$778.6	(21.0)%	(13.1)%

Revenue summary by segment			% Change	% Change Constant Currency
	Q4 2015	Q4 2014
NA	$267.7	$300.1	(10.8)%	(9.6)%
AP	112.2	138.8	(19.2)%	(14.6)%
EMEA	110.6	118.8	(6.9)%	7.8%
LA	124.9	220.9	(43.5)%	(29.9)%
Total revenue	$615.4	$778.6	(21.0)%	(13.1)%

Full-Year Revenue Summary by Service, Product and Segment

(Dollars In Millions)			% Change	% Change Constant Currency
	YTD 12/31/2015	YTD 12/31/2014
Financial self-service
Services	$1,190.0	$1,219.9	(2.5)%	4.5%
Products	923.7	977.3	(5.5)%	2.9%
Total financial self-service	2,113.7	2,197.2	(3.8)%	3.8%
Security
Services	209.3	212.9	(1.7)%	0.7%
Products	83.5	99.5	(16.1)%	(15.2)%
Total security	292.8	312.4	(6.3)%	(4.4)%
Total financial self-service and security	2,406.5	2,509.6	(4.1)%	2.7%
Brazil other	17.8	225.2	(92.1)%	(89.0)%
Total revenue	$2,424.3	$2,734.8	(11.4)%	(3.2)%

Revenue summary by segment			% Change	% Change Constant Currency
	YTD 12/31/2015	YTD 12/31/2014
NA	$1,099.5	$1,091.4	0.7%	1.4%
AP	439.6	500.3	(12.1)%	(8.6)%
EMEA	393.1	421.2	(6.7)%	10.9%
LA	492.1	721.9	(31.8)%	(15.9)%
Total revenue	$2,424.3	$2,734.8	(11.4)%	(3.2)%

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS EXCEPT EARNINGS PER SHARE)

	Q4 2015	Q4 2014	YTD 12/31/2015	YTD 12/31/2014
Net sales
Services	$358.3	$374.2	$1,399.2	$1,432.8
Products	257.1	404.4	1,025.1	1,302.0
Total	615.4	778.6	2,424.3	2,734.8
Cost of sales
Services	233.5	252.5	932.8	974.8
Products	205.3	312.1	834.5	1,033.8
Total	438.8	564.6	1,767.3	2,008.6
Gross profit	176.6	214.0	657.0	726.2
Gross margin	28.7%	27.5%	27.1%	26.6%
Operating expenses
Selling and administrative expense	125.0	135.0	488.2	478.4
Research, development and engineering expense	20.6	27.4	86.9	93.6
Impairment of assets	—	2.1	18.9	2.1
Loss (gain) on sale of assets, net	0.8	0.2	(0.6)	(12.9)
Total	146.4	164.7	593.4	561.2
Percent of net sales	23.8%	21.2%	24.5%	20.5%
Operating profit	30.2	49.3	63.6	165.0
Operating margin	4.9%	6.3%	2.6%	6.0%
Other income (expense)
Investment income	5.4	7.9	26.0	34.5
Interest expense	(8.4)	(8.3)	(32.5)	(31.4)
Foreign exchange (loss), net	(0.7)	(1.4)	(10.0)	(11.8)
Miscellaneous, net	5.4	(2.1)	3.7	(1.6)
Other income (expense), net	1.7	(3.9)	(12.8)	(10.3)
Income from continuing operations before taxes	31.9	45.4	50.8	154.7
Income tax (benefit) expense	(2.9)	14.1	(11.8)	47.4
Income (loss) from continuing operations, net of tax	34.8	31.3	62.6	107.3
Income (loss) from discontinued operations, net of tax	2.6	2.8	15.9	9.7
Net income	37.4	34.1	78.5	117.0
Income attributable to noncontrolling interests, net of tax	1.7	4.1	1.7	2.6
Net income attributable to Diebold, Incorporated	$35.7	$30.0	$76.8	$114.4

Basic weighted-average shares outstanding	65.0	64.6	64.9	64.5
Diluted weighted-average shares outstanding	65.7	65.4	65.6	65.2

Amounts attributable to Diebold, Incorporated
Income (loss) before discontinued operations, net of tax	$33.1	$27.2	$60.9	$104.7
Income (loss) from discontinued operations, net of tax	2.6	2.8	15.9	9.7
Net income (loss) attributable to Diebold, Incorporated	$35.7	$30.0	$76.8	$114.4

Basic earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$0.51	$0.42	$0.94	$1.62
Income (loss) from discontinued operations, net of tax	0.04	0.04	0.24	0.15
Net Income (loss) attributable to Diebold, Incorporated	$0.55	$0.46	$1.18	$1.77

Diluted earnings (loss) per share
Income (loss) before discontinued operations, net of tax	$0.50	$0.42	$0.93	$1.61
Income (loss) from discontinued operations, net of tax	0.04	0.04	0.24	0.15
Net Income (loss) attributable to Diebold, Incorporated	$0.54	$0.46	$1.17	$1.76

Cash dividends declared and paid per share	$0.2875	$0.2875	$1.15	$1.15

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2015	12/31/2014

ASSETS
Current assets
Cash and cash equivalents	$313.6	$326.1
Short-term investments	39.9	136.7
Trade receivables, less allowances for doubtful accounts	417.3	403.3
Inventories	369.3	374.7
Assets held for sale	148.2	106.2
Other current assets	358.7	308.5
Total current assets	1,647.0	1,655.5

Securities and other investments	85.2	83.6
Property, plant and equipment, net	175.3	165.7
Goodwill	161.5	138.1
Other assets	181.8	299.2
Total assets	$2,250.8	$2,342.1

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$32.0	$25.6
Accounts payable	281.7	248.6
Liabilities held for sale	49.4	39.1
Other current liabilities	591.1	714.5
Total current liabilities	954.2	1,027.8

Long-term debt	613.1	479.8
Long-term liabilities	244.9	279.7

Total Diebold, Incorporated shareholders' equity	415.5	531.5
Noncontrolling interests	23.1	23.3
Total equity	438.6	554.8

Total liabilities and equity	$2,250.8	$2,342.1

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2015	YTD 12/31/2014
Cash flow from operating activities
Net income	$78.5	$117.0
Income from discontinued operations, net of tax	15.9	9.7
Income from continuing operations, net of tax	62.6	107.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64.0	73.4
Impairment of assets	18.9	2.1
Devaluation of Venezuela balance sheet	7.5	12.1
Other	11.3	8.1

Cash flow from changes in certain assets and liabilities
Trade receivables	(59.8)	(38.2)
Inventories	(51.2)	(42.8)
Accounts payable	57.6	55.2
Prepaid income taxes	(6.3)	9.6
Deferred revenue	(16.3)	50.7
Deferred income taxes	(38.2)	(11.3)
Certain other assets and liabilities	(18.5)	(37.1)
Net cash provided by operating activities - continuing operations	31.6	189.1
Net cash provided by (used in) operating activities - discontinued operations	5.1	(2.2)
Net cash provided by operating activities	36.7	186.9

Cash flow from investing activities
Payments for acquisitions, net of cash acquired	(59.4)	(11.7)
Net investment activity	50.6	88.3
Capital expenditures	(52.3)	(60.1)
Increase in certain other assets	(1.3)	(1.4)
Net cash (used in) provided by investing activities - continuing operations	(62.4)	15.1
Net cash used in investing activities - discontinued operations	(2.5)	(1.3)
Net cash (used in) provided by investing activities	(64.9)	13.8

Cash flow from financing activities
Dividends paid	(75.6)	(74.9)
Net debt borrowings	116.9	(17.3)
Repurchase of common shares	(3.0)	(1.9)
Other	3.9	12.9
Net cash provided by (used in) financing activities - continuing operations	42.2	(81.2)
Net cash provided by (used in) financing activities - discontinued operations	—	—
Net cash provided by (used in) financing activities	42.2	(81.2)

Effect of exchange rate changes on cash and cash equivalents	(23.9)	(28.2)

Decrease (increase) in cash and cash equivalents	(9.9)	91.3
Add: Cash overdraft included in assets held for sale at beginning of year	(4.1)	(0.6)
Less: Cash overdraft included in assets held for sale at end of year	(1.5)	(4.1)
Cash and cash equivalents at the beginning of the period	326.1	231.3
Cash and cash equivalents at the end of the period	$313.6	$326.1

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q4 2015						Q4 2014
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$615.4	$176.6	28.7%	$146.4	$30.2	4.9%	$778.6	$214.0	27.5%	$164.7	$49.3	6.3%
Restructuring		0.5		(3.0)	3.5			0.6		(4.4)	5.0
Non-routine income/expense:
Legal, indemnification and professional fees		—		(4.2)	4.2			—		(3.0)	3.0
Acquisition/divestiture fees		—		(18.5)	18.5			—		—	—
Brazil indirect tax		(0.7)		—	(0.7)			(5.8)		—	(5.8)
Other		—		—	—			—		—	—
Total non-routine income/expense	—	(0.7)		(22.7)	22.0		—	(5.8)		(3.0)	(2.8)
Non-GAAP results	$615.4	$176.4	28.7%	$120.7	$55.7	9.1%	$778.6	$208.8	26.8%	$157.3	$51.5	6.6%

	YTD 12/31/2015						YTD 12/31/2014
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$2,424.3	$657.0	27.1%	$593.4	$63.6	2.6%	$2,734.8	$726.2	26.6%	$561.2	$165.0	6.0%
Restructuring		4.6		(16.7)	21.3			1.9		(9.7)	11.6
Non-routine income/expense:
Software impairment		—		(9.1)	9.1			—		—	—
Venezuela divestiture		—		(9.7)	9.7			—		—	—
Legal, indemnification and professional fees		—		(14.7)	14.7			—		(9.2)	9.2
Acquisition/divestiture fees		—		(21.1)	21.1			—		—	—
Gain on sale of Eras		—		—	—			—		13.7	(13.7)
Brazil indirect tax		0.2		—	0.2			(5.8)		—	(5.8)
Other		—		(0.5)	0.5			—		—	—
Total non-routine income/expense	—	0.2		(55.1)	55.3		—	(5.8)		4.5	(10.3)
Non-GAAP results	$2,424.3	$661.8	27.3%	$521.6	$140.2	5.8%	$2,734.8	$722.3	26.4%	$556.0	$166.3	6.1%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine income/expense primarily relate to the company's decision to exit its Venezuela joint venture, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, potential acquisition and divestiture fees and ongoing interest charges related to the Brazil indirect tax matter.

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2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2015	Q4 2014	YTD 12/31/2015	YTD 12/31/2014
Total diluted EPS before discontinued operations, net of tax (GAAP measure)	$0.50	$0.42	$0.93	$1.61
Restructuring	0.04	0.05	0.24	0.12
Non-routine (income)/expense:
Software impairment	—	—	0.09	—
Venezuela divestiture	(0.01)	—	0.07	—
Venezuela devaluation	—	—	0.07	—
Legal, indemnification and professional fees	0.04	0.03	0.14	0.09
Gain on sale of Eras	—	—	—	(0.19)
Acquisition/divestiture fees	0.18	—	0.21	—
Acquisition related hedging (income)/expense	(0.11)	—	(0.11)	—
Brazil indirect tax	(0.01)	(0.06)	—	(0.06)
Other (inclusive of allocation of discrete tax items)	0.11	—	—	0.01
Total non-routine (income)/expense	0.20	(0.03)	0.47	(0.15)
Total adjusted EPS (non-GAAP measure)	$0.74	$0.44	$1.64	$1.58
Discontinued Operations	$0.04	$0.04	$0.24	$0.15
Total adjusted EPS with Discontinued Operations (non-GAAP measure)	$0.78	$0.48	$1.88	$1.73

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine (income)/expenses are related to the company's decision to exit its Venezuela joint venture, currency devaluation of the Venezuela bolivar, a non-cash impairment associated with legacy Diebold software following the acquisition of Phoenix Interactive Design, legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor, potential acquisition and divestiture fees and ongoing interest charges recorded for the Brazil indirect tax matter. As a result of the company's decision to exit its direct presence in Venezuela and move to an indirect sales model, management is excluding the Venezuela impairment and currency devaluation from its 2015 non-GAAP results.  Both the GAAP and non-GAAP results for year-to-date 2014 included $0.09 per share negative impact attributable to the devaluation of the Venezuelan bolivar.

3.	Free cash flow/(use) including discontinued operations is calculated as follows (Dollars in millions):

	Q4 2015	Q4 2014	YTD 12/31/2015	YTD 12/31/2014
Net cash provided by (used in) operating activities (GAAP measure)	$156.8	$297.6	$36.7	$186.9
Capital expenditures	(11.9)	(27.9)	(54.8)	(61.5)
Free cash Flow / (use) (non-GAAP measure)	$144.9	$269.7	$(18.1)	$125.4

We define free cash flow/(use) as net cash provided by operating activities less capital expenditures. We consider free cash flow/(use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net debt from continuing operations is calculated as follows (Dollars in millions):

	12/31/2015	12/31/2014
Cash, cash equivalents and short-term investments (GAAP measure)	$353.5	$462.8
Debt instruments	(645.1)	(505.4)
Net debt (non-GAAP measure)	$(291.6)	$(42.6)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.
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PR/15-xxxx

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